Exhibit 99.1
Williams-Sonoma, Inc. announces second quarter 2024 results
Q2 comparable brand revenue -3.3%
Q2 operating margin of 16.2%; diluted EPS growth of 11.5% to $1.74
Revises 2024 outlook with lower revenues offset by higher operating margin
San Francisco, CA, August 22, 2024 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second quarter ended July 28, 2024 versus the second quarter ended July 30, 2023.
“Today we are reporting strong results for the second quarter of 2024, which were driven by our Q2 improved top-line trend, market-share gains, and continued delivery on our commitment to profitability. In Q2, our comp came in at -3.3%, and we exceeded profitability estimates with an operating margin of 16.2% and earnings per share of $1.74, reflecting the 2-for-1 stock split we completed in July,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “We are pleased with our operating results. Our revised outlook today reflects our prudent view of the top-line, and the confidence we have in our profitability profile. We now expect full year revenues to come in at a range of down 4.0% to down 1.5%, but we are raising our guidance on operating margin to be in the range of 17.4% to 17.8%. The reduction in our revenue outlook is offset by our raised operating margin guidance."
SECOND QUARTER 2024 HIGHLIGHTS
•Comparable brand revenue -3.3%.
•Gross margin of 46.2% +550bps to LY driven by (i) higher merchandise margins of +380bps, (ii) supply chain efficiencies of +180bps, partially offset by (iii) occupancy deleverage of -10bps. Occupancy costs of $197 million, -3.0% to LY.
•SG&A rate of 30.0% +390bps to LY driven by higher performance-based incentive compensation and advertising spend. SG&A of $536 million, +10.4% to LY.
•Operating income of $290 million with an operating margin of 16.2%. +160bps to LY.
•Diluted EPS of $1.74. +11.5% to LY.
•Merchandise inventories -4.1% to the second quarter LY to $1.2 billion.
•Maintained strong liquidity position of $1.3 billion in cash and operating cash flow of $246 million, enabling the company to deliver returns to stockholders of $203 million through $130 million in stock repurchases and $73 million in dividends.
•On July 9, 2024, the Company effected a 2-for-1 stock split of its common stock through a stock dividend. All historical share and per share amounts in this release have been retroactively adjusted to reflect the stock split.

Exhibit 99.1
FIRST QUARTER 2024 OUT-OF-PERIOD ADJUSTMENT
Subsequent to the filing of our Form 10-K, in April 2024, the Company determined that it over-recognized freight expense in fiscal years 2021, 2022 and 2023 for a cumulative amount of $49 million. The Company evaluated the error, both qualitatively and quantitatively, and determined that no prior interim or annual periods were materially misstated. The Company then evaluated whether the cumulative amount of the over-accrual was material to its projected fiscal 2024 results, and determined the cumulative amount was not material. Therefore, the Condensed Consolidated Financial Statements for the twenty-six weeks ended July 28, 2024 include an out-of-period adjustment of $49 million, recorded in the first quarter of fiscal 2024, to reduce cost of goods sold and accounts payable, which corrected the cumulative error on the balance sheet as of January 28, 2024.
OUTLOOK
•We are revising our fiscal 2024 guidance to reflect lower net revenue trends and higher operating margin expectations. The net effect of these changes holds earnings materially in line with our prior implied EPS guidance.
•In fiscal 2024, we now expect annual net revenue growth in the range of -4.0% to -1.5% with comps in the range of -5.5% to -3.0% in fiscal 2024.
•We are raising our guidance on our operating margin for fiscal 2024. We now expect an operating margin between 18.0% to 18.4%, including the impact of the first quarter out-of-period adjustment of 60bps. Without this adjustment, we expect an operating margin between 17.4% to 17.8% in fiscal 2024.
•For fiscal 2024, we expect annual interest income to be approximately $45 million and our annual effective tax rate to be approximately 25.5%.
•Fiscal 2024 is a 53-week year. Our financial statements will be prepared on a 53-week basis in fiscal 2024 and a 52-week basis in fiscal 2023. However, we will report comps on a 53-week versus 53-week comparable basis. All other year-over-year comparisons will be 53-weeks in fiscal 2024 versus 52-weeks in fiscal 2023. We expect the additional week in fiscal 2024 to contribute 150bps to net revenue growth and 10bps to operating margin, both of which are reflected in our guidance.
•Over the long-term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.

Exhibit 99.1
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, August 22, 2024, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items, and for the same reasons, we are unable to address the probable significance of the unavailable information. These excluded items include exit costs associated with the closure of our West Coast manufacturing facility and the exiting of Aperture, a division of our Outward, Inc. subsidiary, as well as costs related to reduction-in-force initiatives. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our updated fiscal year 2024 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of inflation and measures to control inflation, including changing interest rates, on consumer spending; the continuing impact of global conflicts, such as the conflicts in Ukraine and the Middle East, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; labor and material shortages; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce and grow new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended July 28, 2024. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our values-based culture and commitment to achieving our sustainability goals. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.
For more information on our sustainability efforts, please visit: https://sustainability.williams-sonomainc.com/
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended				For the Twenty-six Weeks Ended
	July 28, 2024		July 30, 2023		July 28, 2024		July 30, 2023
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$1,788,307	100.0%	$1,862,614	100.0%	$3,448,655	100.0%	$3,618,065	100.0%
Cost of goods sold	961,981	53.8	1,105,047	59.3	1,819,814	52.8	2,185,439	60.4
Gross profit	826,326	46.2	757,567	40.7	1,628,841	47.2	1,432,626	39.6
Selling, general and administrative expenses	536,410	30.0	486,019	26.1	1,015,097	29.4	961,601	26.6
Operating income	289,916	16.2	271,548	14.6	613,744	17.8	471,025	13.0
Interest income, net	15,208	0.9	3,335	0.2	31,261	0.9	8,833	0.3
Earnings before income taxes	305,124	17.1	274,883	14.8	645,005	18.7	479,858	13.3
Income taxes	79,379	4.4	73,376	3.9	153,594	4.5	121,820	3.4
Net earnings	$225,745	12.6%	$201,507	10.8%	$491,411	14.2%	$358,038	9.9%
Earnings per share (EPS):
Basic	$1.76		$1.57		$3.83		$2.75
Diluted	$1.74		$1.56		$3.78		$2.73
Shares used in calculation of EPS:
Basic	128,256		128,326		128,334		130,012
Diluted	129,810		129,051		130,103		131,173

2nd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q2 24	Q2 23	Q2 24	Q2 23
Pottery Barn	$726	$786	(7.1)%	(10.6)%
West Elm	459	484	(4.8)	(20.8)
Williams Sonoma	240	245	(0.8)	(0.7)
Pottery Barn Kids and Teen	259	256	1.5	(9.0)
Other[2]	104	92	N/A	N/A
Total	$1,788	$1,863	(3.3)%	(11.9)%
1See the Company’s 10-K and 10-Q for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Primarily consists of net revenues from Rejuvenation, our international franchise operations, Mark and Graham, and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	July 28, 2024	January 28, 2024	July 30, 2023
Assets
Current assets
Cash and cash equivalents	$1,265,259	$1,262,007	$514,435
Accounts receivable, net	112,492	122,914	117,045
Merchandise inventories, net	1,247,426	1,246,369	1,300,838
Prepaid expenses	99,409	59,466	73,521
Other current assets	19,711	29,041	26,293
Total current assets	2,744,297	2,719,797	2,032,132
Property and equipment, net	975,137	1,013,189	1,036,407
Operating lease right-of-use assets	1,150,180	1,229,650	1,232,925
Deferred income taxes, net	106,080	110,656	73,610
Goodwill	77,307	77,306	77,322
Other long-term assets, net	158,671	122,950	119,415
Total assets	$5,211,672	$5,273,548	$4,571,811
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$595,601	$607,877	$597,104
Accrued expenses	207,633	264,306	184,996
Gift card and other deferred revenue	576,458	573,904	435,369
Income taxes payable	53,373	96,554	127,581
Operating lease liabilities	233,361	234,517	222,155
Other current liabilities	92,369	103,157	96,645
Total current liabilities	1,758,795	1,880,315	1,663,850
Long-term operating lease liabilities	1,081,108	1,156,104	1,168,221
Other long-term liabilities	121,539	109,268	118,785
Total liabilities	2,961,442	3,145,687	2,950,856
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 127,788, 128,301, and 128,289 shares issued and outstanding at July 28, 2024, January 28, 2024 and July 30, 2023, respectively	1,278	1,284	1,283
Additional paid-in capital	538,172	587,960	550,866
Retained earnings	1,728,063	1,555,595	1,084,772
Accumulated other comprehensive loss	(16,848)	(15,552)	(14,540)
Treasury stock, at cost	(435)	(1,426)	(1,426)
Total stockholders' equity	2,250,230	2,127,861	1,620,955
Total liabilities and stockholders' equity	$5,211,672	$5,273,548	$4,571,811

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	April 28, 2024	Openings	Closings	July 28, 2024	July 30, 2023
Pottery Barn	184	3	(2)	185	190
Williams Sonoma	156	2	—	158	164
West Elm	121	1	—	122	123
Pottery Barn Kids	45	—	—	45	46
Rejuvenation	11	—	—	11	9
Total	517	6	(2)	521	532

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Twenty-six Weeks Ended
(In thousands)	July 28, 2024	July 30, 2023
Cash flows from operating activities:
Net earnings	$491,411	$358,038
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	113,264	110,843
Loss on disposal/impairment of assets	2,963	14,185
Non-cash lease expense	129,608	126,981
Deferred income taxes	(5,931)	(3,841)
Tax benefit related to stock-based awards	10,139	12,334
Stock-based compensation expense	44,846	44,159
Other	(1,578)	(1,647)
Changes in:
Accounts receivable	10,393	(1,502)
Merchandise inventories	(1,415)	154,712
Prepaid expenses and other assets	(66,647)	(6,615)
Accounts payable	(26,617)	87,840
Accrued expenses and other liabilities	(54,924)	(67,955)
Gift card and other deferred revenue	2,800	(43,699)
Operating lease liabilities	(131,848)	(135,206)
Income taxes payable	(43,181)	66,358
Net cash provided by operating activities	473,283	714,985
Cash flows from investing activities:
Purchases of property and equipment	(70,946)	(92,880)
Other	(13)	211
Net cash used in investing activities	(70,959)	(92,669)
Cash flows from financing activities:
Repurchases of common stock	(173,603)	(310,000)
Payment of dividends	(135,768)	(116,643)
Tax withholdings related to stock-based awards	(88,851)	(49,950)
Net cash used in financing activities	(398,222)	(476,593)
Effect of exchange rates on cash and cash equivalents	(850)	1,368
Net increase in cash and cash equivalents	3,252	147,091
Cash and cash equivalents at beginning of period	1,262,007	367,344
Cash and cash equivalents at end of period	$1,265,259	$514,435

Exhibit 1

2nd Quarter GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended				For the Twenty-six Weeks Ended
	July 28, 2024		July 30, 2023		July 28, 2024		July 30, 2023
(In thousands, except per share data)	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Occupancy costs	$197,243	11.0%	$203,259	10.9%	$393,398	11.4%	$405,871	11.2%
Exit Costs[1]	—		—		—		(239)
Non-GAAP occupancy costs	$197,243	11.0%	$203,259	10.9%	$393,398	11.4%	$405,632	11.2%

Gross profit	$826,326	46.2%	$757,567	40.7%	$1,628,841	47.2%	$1,432,626	39.6%
Exit Costs[1]	—		—		—		2,141
Non-GAAP gross profit	$826,326	46.2%	$757,567	40.7%	$1,628,841	47.2%	$1,434,767	39.7%

Selling, general and administrative expenses	$536,410	30.0%	$486,019	26.1%	$1,015,097	29.4%	$961,601	26.6%
Exit Costs[1]	—		—		—		(15,790)
Reduction-in-force Initiatives[2]	—		—		—		(8,316)
Non-GAAP selling, general and administrative expenses	$536,410	30.0%	$486,019	26.1%	$1,015,097	29.4%	$937,495	25.9%

Operating income	$289,916	16.2%	$271,548	14.6%	$613,744	17.8%	$471,025	13.0%
Exit Costs[1]	—		—		—		17,931
Reduction-in-force Initiatives[2]	—		—		—		8,316
Non-GAAP operating income	$289,916	16.2%	$271,548	14.6%	$613,744	17.8%	$497,272	13.7%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$79,379	26.0%	$73,376	26.7%	$153,594	23.8%	$121,820	25.4%
Exit Costs[1]	—		—		—		4,690
Reduction-in-force Initiatives[2]	—		—		—		2,174
Non-GAAP income taxes	$79,379	26.0%	$73,376	26.7%	$153,594	23.8%	$128,684	25.4%

Diluted EPS	$1.74		$1.56		$3.78		$2.73
Exit Costs[1]	—		—		—		0.10
Reduction-in-force Initiatives[2]	—		—		—		0.05
Non-GAAP diluted EPS[3]	$1.74		$1.56		$3.78		$2.88

1During Q1 2023, we incurred exit costs of $17.9 million, including $9.3 million associated with the closure of our West Coast manufacturing facility and $8.6 million associated with the exiting of Aperture, a division of our Outward, Inc. subsidiary.

2During Q1 2023, we incurred costs related to reduction-in-force initiatives of $8.3 million primarily in our corporate functions.
3Per share amounts may not sum due to rounding to the nearest cent per diluted share.
SEC Regulation G – Non-GAAP Information
These tables include non-GAAP occupancy costs, gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.